SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

June 20, 2013

Date of Report (Date of Earliest Event Reported)

Sunvault Energy, Inc.

(formerly Organic Treehouse, Inc.)

 (Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

36550 Chester Road Suite 3301 Avon, OH	44011
(Address of principal executive offices)	(Zip Code)

778-484-5159

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 24, 2013, the registrant filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada.  Pursuant to the Certificate of Amendment, the name of the corporation was changed to Sunvault Energy, Inc. and the aggregate number of shares which the registrant has the authority to issue was increased to 500,000,000 common shares.  The effective date of the Certificate of Amendment was May 31, 2013.

Item 8.01 - Other Events

The registrant effectuated a 20 for 1 forward stock split with a record date of May 31, 2013 and a payment date of June 20, 2013.    Shareholders will receive nineteen (19) additional shares for each one (1) share held, resulting in twenty (20) total shares.

Additionally, the registrant requested a voluntary symbol change to SVLT.  The market effective date of the name change to Sunvault Energy, Inc. and symbol change to SVLT shall be June 28, 2013.

Item 9.01 – Financial Statements and Exhibits.

(d)

Exhibits

Exhibit

3.1

Certificate of Amendment to the Articles of Incorporation filed 5/24/13

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Sunvault Energy, Inc.

By:      /s/ John Crawford

John Crawford

Chief Executive Officer

Dated:  June 20, 2013